EXHIBIT 10.3

STOCKHOLDERS AGREEMENT

AGREEMENT, dated as of October 28, 2019 (“Agreement”) among the parties listed on the signature pages hereto (each, together with his, her or its Permitted Transferees as defined in the Amended and Restated Certificate of Incorporation of Pubco, a “Holder,” and together, the “Holders”) and BRP Group, Inc. (“Pubco”).

WHEREAS, Pubco intends to consummate an initial public offering (the “IPO”) of its Class A Common Stock, par value $0.01 per share (“Class A Common Stock”);

WHEREAS, in connection with the IPO, Pubco will become the managing member of Baldwin Risk Partners, LLC (the “Company”) and, pursuant to a reorganization agreement, immediately prior to the IPO, the Holders and the other holders of equity in the Company will receive new units (the “LLC Units”) in the Company, with the exception of Pubco and its wholly-owned subsidiaries, and an equivalent number of shares of Class B Common Stock, par value $0.0001 per share, of Pubco (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”); and

WHEREAS, the Holders desire to effect an agreement that during any period following the completion of the IPO where the Holders meet the Substantial Ownership Requirement (as defined below), approval by the Holders will be required for certain corporate actions by Pubco and the Holders will have certain designation rights with respect to nominees to the Board of Directors (as defined below).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

STOCKHOLDER RIGHTS AND RESTRICTIONS

Section 1.01. Approval for Certain Corporate Actions. Until the Substantial Ownership Requirement is no longer met, Pubco shall not permit the occurrence of the following matters relating to Pubco or the Company without first receiving the approval of the Holders holding a majority of the shares of Class B Common Stock held by the Holders as evidenced by a written resolution or consent in lieu thereof:

(a) any transaction or series of related transactions resulting in the merger, consolidation or sale of all, or substantially all, of the assets of the Company and its subsidiaries; any dissolution, liquidation or reorganization (including filing for bankruptcy) of the Company and its subsidiaries or any acquisition or disposition of any asset for consideration in excess of 5% of the Total Assets (as defined below) of Pubco and its subsidiaries;

(b) any transaction or series of related transactions resulting in the issuance of equity securities, or any other ownership interests, of Pubco, the Company or any of their subsidiaries for consideration exceeding $10 million, other than under any equity incentive plan that has received the prior approval of the Board of Directors;

(c) any amendments to the certificate of incorporation or bylaws of Pubco, or to the certificate of formation or operating agreement of the Company;

(d) the incurrence, guarantee, assumption or refinancing of indebtedness, or grant of a security interest, in each case in excess of 10% of Total Assets (or that would cause aggregate indebtedness or guarantees thereof to exceed 10% of Total Assets);

(e) the establishment or amendment of any equity, purchase or bonus plan for the benefit of employees, consultants, officers or directors;

(f) any capital or other expenditure in excess of 5% of Total Assets;

(g) the declaration or payment of dividends on Class A Common Stock, or distributions by the Company on LLC Units other than Tax Distributions as defined in the Third Amended and Restated Limited Liability Company Agreement of the Company;

(h) any change in the size of the Board of Directors;

(i) any change to the location of headquarters, jurisdiction of incorporation, name or fiscal year end of Pubco or the Company or any change to the designated registered public accounting firm of Pubco;

(j) the adoption of any “poison pill” or similar shareholder rights plan;

(k) any hiring, termination, or replacement of, or establishing the compensation or benefits payable to, or making any other significant decisions relating to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Partnership Officer or any other senior management or key employee of Pubco or the Company, including entering into new employment agreements or modifying existing employment agreements, adopting or modifying any plans relating to any incentive securities or employee benefit plans or granting incentive securities or benefits to any such individuals under any existing plans; or

(l) any agreement or commitment with respect to any of the foregoing.

Section 1.02. Composition of the Board. (a) Until the Substantial Ownership Requirement is no longer met, the Holders holding a majority of the shares of Class B Common Stock held by the Holders may, by means of a written resolution or consent in lieu thereof, designate the nominees for a majority of the members of the Board of Directors, including the Chair of the Board of Directors.

(b) So long as The Villages Invesco, LLC or its beneficial owners, or any affiliates of its beneficial owners (other than, for the avoidance of doubt, BRP Group, Inc. or Baldwin Insurance Group Holdings, LLC), together beneficially own 7.5% of the aggregate number of outstanding shares of Common Stock, (i) it may designate one nominee for election to the Board of Directors and (ii) any director elected after having been nominated by The Villages Invesco, LLC may only be removed (x) for cause or (y) with the consent of The Villages Invesco, LLC. For the avoidance of doubt, the right to nominate a director for election to the Board of Directors set forth in this clause (b) shall be in addition to any rights The Villages Invesco, LLC, its beneficial owners and any owners of its beneficial owners to may have pursuant to clause (a) above.

(c) In the absence of any designation from the Persons or groups with the right to designate a director as specified in Sections 1.02(a) or (b) above, the director or directors previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

Section 1.03. Transfers. No Holder shall sell, transfer or otherwise dispose of Class B Common Stock, except for transfers (i) pursuant to a Disposition Event (as such term is defined in the certificate of incorporation of Pubco) pursuant to Section 8.02(a) of the Third Amended and Restated Limited Liability Company Agreement of the Company; (ii) as approved in writing pursuant to Section 8.02(b) of the Third Amended and Restated Limited Liability Company Agreement of the Company or (iii) to a permitted transferee pursuant to Section 8.02(c) of the Third Amended and Restated Limited Liability Company Agreement of the Company.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Section 2.01. Corporation Authorization. Each Holder that is not a natural person represents and warrants to each of the other Holders and Pubco that such Holder is validly organized and existing under the laws of its state of organization and has all requisite power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby, and that this Agreement constitutes the valid and binding agreement of such Holder.

Section 2.02. Non-Contravention. Each Holder represents and warrants to each of the other Holders and Pubco that the execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) if such Holder is not a natural person, contravene or conflict with, or constitute a violation of, any articles or certificate of incorporation or formation, bylaws, operating agreement, or comparable organizational documents of such Holder; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement, or order binding on such Holder; or (iii) result in the imposition of any Lien (as defined below) on any asset of such Holder.

Section 2.03. Ownership of Shares of Common Stock. Each Holder represents and warrants to each of the other Holders and Pubco that such Holder is the record and beneficial owner of all of the shares of Common Stock owned by them on the date hereof, and that the shares of Common Stock owned by them on the date hereof are owned free of any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever (collectively, “Liens”) and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the shares of Common Stock), other than transfer restrictions under applicable securities laws, Pubco’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaw, or the Voting Agreements. Except for the Voting Agreements, none of the shares of Common Stock is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Common Stock.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco represents and warrants to each Holder that:

Section 3.01. Corporation Authorization. Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary corporate and other action by Pubco and constitutes a legal, valid and binding obligation and agreement of Pubco.

Section 3.02. Non-Contravention. The execution, delivery and performance by Pubco of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or constitute a violation of, any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or any other organizational documents of Pubco; (ii) contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement or order binding on Pubco; or (iii) result in the imposition of any Lien on any asset of Pubco.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person (as defined below) include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 4.02. Additional Definitions.

(a) “Board of Directors” means the Board of Directors of Pubco.

(b) “Organization” means any corporation, partnership, joint venture or enterprise, limited liability company, unincorporated association, trust, estate, governmental entity or other entity or organization, and shall include the successor (by merger or otherwise) of any entity or organization.

(c) “Person” means any natural person or Organization.

(d) “Substantial Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by the Holders collectively, of shares of Common Stock representing at least ten percent (10%) of the issued and outstanding shares of Common Stock.

(e) “Total Assets” of any Person means the consolidated total assets of such Person and its subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, as shown on such Person’s most recent balance sheet.

(f) “Voting Agreements” means, collectively, the Voting Agreement, dated as of the date hereof, by and among L. Lowry Baldwin and certain of the parties named therein, and the Voting Agreement, dated as of the date hereof, by and among The Villages Invesco, LLC and certain of the parties named therein.

Section 4.03. Further Assurances. Each party to this Agreement, at any time and from time to time upon the reasonable request of another party to this Agreement, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.

Section 4.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.05. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, other than a transfer to (i) in the case of any Holder that is not a natural person, any Person that is an affiliate of such Holder, and (ii) in the case of any Holder that is a natural person, (A) any Person to whom Class B Common Stock are Transferred from such Holder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that, in the case of clause (2), such transferee is the spouse, the lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Holder, (B) a trust that is for the exclusive benefit of such Holder or its permitted transferees under (A) above or (C) any institution qualified as tax-exempt under Section 501(c)(3) of the Code.

Section 4.06. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 4.07. Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 4.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.09. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.10. Counterparts. This Agreement may be executed (including by facsimile transmission or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like)) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 4.11. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understanding, both oral and written, among the parties hereto with respect to the subject matter hereof

Section 4.12. Amendments; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 4.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity. Accordingly, it also is agreed that each of Pubco and the Holders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

Section 4.14. IPO Closing; Termination. This Agreement will automatically terminate and be of no force and effect if the closing of the IPO does not occur within twelve months from the date of this Agreement. This agreement will automatically terminate and be of no force and effect when the Substantial Ownership Requirement is no longer met.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BRP GROUP, INC.

By:	/s/ Kristopher A. Wiebeck
Name: Kristopher A. Wiebeck
Title: Chief Financial Officer

BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:	/s/ L. Lowry Baldwin
Name: L. Lowry Baldwin
Title: Manager

L. LOWRY BALDWIN

By:	/s/ L. Lowry Baldwin

LAURA R. SHERMAN

By:	/s/ Laura R. Sherman

LAURA R. SHERMAN GRAT 2019-1 DATED SEPTEMBER 30, 2019

By:	/s/ Laura R. Sherman
Name: Laura R. Sherman
Title: Sole Trustee

[Signature Page to the Stockholders Agreement]

LAURA R. SHERMAN GRAT 2019-2 DATED SEPTEMBER 30, 2019

By:	/s/ Laura R. Sherman
Name: Laura R. Sherman
Title: Sole Trustee

ELIZABETH H. KRYSTYN

By:	/s/ Elizabeth H. Krystyn

ELIZABETH H. KRYSTYN 2019 GRANTOR RETAINED ANNUITY TRUST I DATED SEPTEMBER 30, 2019

By:	/s/ Elizabeth H. Krystyn
Name: Elizabeth H. Krystyn
Title: Sole Trustee

ELIZABETH H. KRYSTYN 2019 GRANTOR RETAINED ANNUITY TRUST II DATED SEPTEMBER 30, 2019

By:	/s/ Elizabeth H. Krystyn
Name: Elizabeth H. Krystyn
Title: Sole Trustee

[Signature Page to the Stockholders Agreement]

TREVOR L. BALDWIN

By:	/s/ Trevor L. Baldwin

KRISTOPHER A. WIEBECK

By:	/s/ Kristopher A. Wiebeck

KRISTOPHER A. WIEBECK 2019 GRANTOR RETAINED ANNUITY TRUST DATED SEPTEMBER 30, 2019

By:	/s/ Kristopher A. Wiebeck
Name: Kristopher A. Wiebeck
Title: Sole Trustee

JOHN A. VALENTINE

By:	/s/ John A. Valentine

JOHN A. VALENTINE 2019 GRANTOR RETAINED ANNUITY TRUST DATED SEPTEMBER 30, 2019

By:	/s/ John A. Valentine
Name: John A. Valentine
Title: Sole Trustee

[Signature Page to the Stockholders Agreement]

DANIEL GALBRAITH

By:	/s/ Daniel Galbraith

BRADFORD L. HALE

By:	/s/ Bradford L. Hale

JOSEPH D. FINNEY

By:	/s/ Joseph D. Finney

THE VILLAGES INVESCO, LLC

By:	/s/ Kelsea Morse Manly
Name: Kelsea Morse Manly
Title: Manager

CHRISTOPHER J. STEPHENS

By:	/s/ Christopher J. Stephens

MATTHEW HAMMER

By:	/s/ Matthew Hammer

WMTHCS & ASSOCIATES, LLC

By:	/s/ H. William Montoya
Name: H. William Montoya
Title: Partner

[Signature Page to the Stockholders Agreement]

AMY INGRAM

By:	/s/ Amy Ingram

KELLY NASH

By:	/s/ Kelly Nash

WILLIAM TAULBEE

By:	/s/ William P. Taulbee

MARK WEBB

By:	/s/ R. Mark Webb

RICHARD RUSSO

By:	/s/ Richard P. Russo, Jr.

FIDUCIARY PARTNERS RETIREMENT GROUP, INC.

By:	/s/ Kenneth F. Jewell
Name: Kenneth F. Jewell
Title: Chief Executive Officer

KMW CONSULTING, LLC

By:	/s/ Kristopher A. Wiebeck
Name: Kristopher A. Wiebeck
Title: Managing Member

[Signature Page to the Stockholders Agreement]

W. DAVID COX

By:	/s/ W. David Cox

MICHAEL P. RYAN

By:	/s/ Michael P. Ryan

INSURANCE AFFORDABLE, INC.

By:	/s/ Dennis P. Gagnon, Jr.
Name: Dennis P. Gagnon, Jr.
Title: President

BRIAN BRENNAN

By:	/s/ Brian Brennan

CLINTON DURST

By:	/s/ Clinton James Durst

KEN SPRAGGINS

By:	/s/ Ken Spraggins

DREW ARMACOST

By:	/s/ Drew Armacost

INSURANCE AGENCIES OF THE VILLAGES, INC.

By:	/s/ Kelsea Morse Manly
Name: Kelsea Morse Manly
Title: President

[Signature Page to the Stockholders Agreement]

RYAN INSURANCE & FINANCIAL SERVICES, INC.

By:	/s/ Sean D. Ryan
Name: Sean D. Ryan
Title: President

CRB INSURANCE, LLC

By:	/s/ Christopher R. Black
Name: Christopher R. Black
Title: Managing Member

ROBERT J WENTZELL FAMILY PARTNERSHIP

By:	/s/ Robert J. Wentzell
Name: Robert J. Wentzell
Title: Managing Partner

ROBERT C. WENTZELL

By:	/s/ Robert C. Wentzell

FOUNDATION INSURANCE OF FLORIDA, LLC

By:	/s/ Jason E. Eisenberg
Name: Jason E. Eisenberg
Title: Manager

MILLENNIAL SPECIALTY HOLDCO, LLC

By:	/s/ James M. Roche
Name: James M. Roche
Title: Managing Partner

[Signature Page to the Stockholders Agreement]

AB RISK HOLDCO, INC.

By:	/s/ Keith P. Becker
Name: Keith P. Becker
Title: President

EMMANUEL LAURIA

By:	/s/ Emmanuel Lauria

IPEO SOLUTIONS LLC

By:	/s/ Michael Ortoll
Name: Michael Ortoll
Title: Chief Executive Officer

[Signature Page to the Stockholders Agreement]